UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2019

WNC Housing Tax Credit Fund VI, L.P., Series 9
 (Exact name of registrant as specified in its charter)

California	0-50315	33-0974533
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17782 Sky Park Circle, Irvine, CA              92614
(Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code: (714) 662-5565

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07.   Submission of Matters to a Vote of Security Holders.

As previously disclosed in the definitive consent solicitation materials filed by the registrant on October 18, 2019, the registrant has conducted a solicitation of consents from its security holders to a proposal.

The proposal entailed approval of the sale of the remaining investment asset of the Partnership. Majority approval for the proposal was received as of December 11, 2019.

The result of the solicitation for the proposal as of December 11, 2019 was as follows:

Security holders were entitled to one vote for each security held.

A total of 7,779.00 votes were received as of December 11, 2019 of which 7,597.50 (50.01% of the total outstanding) were in favor of the proposal, 45.00 (0.30%) were in opposition, and 136.50 (0.90%) were in abstention.

As stated above, the solicitation was conducted through written consents. No meeting of the registrant’s security holders was held.

Item 9.01.  Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 13, 2019	WNC Housing Tax Credit Fund VI, L.P., Series 9
By: /s/ MELANIE R. WENK
Name: Melanie R. Wenk
Title: Executive Vice President - Chief Financial Officer of WNC & Associates, Inc., General Partner of registrant